UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024
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CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39940 (Commission File Number)	77-0059951 (IRS Employer Identification No.)
170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)
(408) 526-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cisco Systems, Inc. (“Cisco”) held on December 9, 2024, Cisco’s stockholders voted on the following three proposals and cast their votes as follows:

Proposal 1: To elect nine members of Cisco’s Board of Directors:

Nominee	For	Against	Abstained	Broker Non-Votes
Wesley G. Bush	2,792,988,175	121,709,705	4,971,303	468,284,549
Michael D. Capellas	2,670,103,215	245,028,981	4,536,987	468,284,549
Mark Garrett	2,793,463,305	121,734,273	4,471,605	468,284,549
John D. Harris II	2,782,799,643	132,525,054	4,344,486	468,284,549
Dr. Kristina M. Johnson	2,750,079,053	165,502,203	4,087,927	468,284,549
Sarah Rae Murphy	2,906,002,428	9,470,740	4,196,015	468,284,549
Charles H. Robbins	2,660,223,655	243,087,147	16,358,381	468,284,549
Daniel H. Schulman	2,819,667,803	92,341,689	7,659,691	468,284,549
Marianna Tessel	2,906,557,956	8,305,968	4,805,259	468,284,549

Proposal 2: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
2,240,562,488	666,077,501	13,029,194	468,284,549

Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 26, 2025:

For	Against	Abstained	Broker Non-Votes
3,128,056,923	255,345,709	4,551,100	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 11, 2024	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary